Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Pluralsight, Inc. of our report dated March 9, 2018 relating to the financial statement of Pluralsight, Inc., which appears in Pluralsight Inc.’s Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-224301).

/s/ PricewaterhouseCoopers LLP

Salt Lake City, UT

May 17, 2018